Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the following Registration Statements:

1)

Registration Statement (Form S-3 No. 333-222632) filed on January 19, 2018 pertaining to the offer and sale of an aggregate of 8,661,083 shares of common stock, par value $0.01 per share, of Oil States International, Inc. by the selling securityholder named in the “Selling Securityholder” section of the prospectus;

2)	Registration Statement (Form S-8 No. 333-190584) pertaining to the Second Amended and Restated 2001 Equity Participation Plan of Oil States International, Inc.; and

3)	Registration Statement (Form S-8 No. 333-63050), pertaining to the Deferred Compensation Plan of Oil States International, Inc.

of our report dated February 12, 2018, relating to the consolidated financial statements of the GEODynamics, Inc. and subsidiaries as of and for the years ended December 31, 2017 and 2016, which appears in this Current Report on Form 8-K/A of Oil States International, Inc.

/s/Weaver and Tidwell, L.L.P.

Weaver and Tidwell, L.L.P.

Fort Worth, Texas

February 20, 2018

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